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                                                                     EXHIBIT 21

                            TUSCARORA INCORPORATED

                             List of Subsidiaries
                             --------------------

     The following is a complete list of the subsidiaries of the Company:

            Name of                                    Jurisdiction of
           Subsidiary                                   Incorporation
---------------------------------------                ---------------

Alpine Packaging, Inc.(1)                                  Colorado

Tuscarora International, Inc.(1)                           Delaware

  Tuscarora, S.A. de C.V.(2)                               Mexico

  Tuscarora Tijuana, S.A. de C.V.(2)                       Mexico

Tuscarora Investment Corporation(1)                        Delaware

Tuscarora Limited(1)                                       England
 Tuscarora (Scotland) Limited(3)                           England
  Arrowtip Mouldings Limited(3)                            England
    Arrowtip Limited(4)                                    England
    Anglian Expanded Products Limited(4)                   England



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(1)  100% owned by Tuscarora Incorporation.
(2) 4,999 shares are owned by Tuscarora International, Inc. and 1 share is owned by Tuscarora Incorporated.
(3)  100% owned by Tuscarora Limited.
(4)  100% owned by Arrowtip Mouldings Limited